Ariba to Pay $37 Million To Settle ePlus Patent Suit

        Jury Found "Willful Infringement" of Three ePlus Software Patents

HERNDON, VA - February 14, 2005 - ePlus inc. (Nasdaq NM: PLUS - news) today announced that it has entered into a $37 million Settlement and License Agreement with Ariba, Inc., after a Federal Court jury in Alexandria, VA found that Ariba willfully infringed three ePlus software patents relating to electronic procurement systems. The February 7th jury verdict found that all ePlus patent claims tried in court, and associated elements, were valid and that Ariba willfully infringed in every instance.

"This settlement is in the best interest of ePlus and our customers, as it eliminates the uncertainty of the trial and inevitable appeals process which can take several years," said Phillip G. Norton, ePlus' chairman, chief executive officer and president, said. "We believe the settlement affirms the value of ePlus' intellectual property, and will create better marketplace awareness of our software and Enterprise Cost Management solutions."

The agreement calls for Ariba to pay ePlus $37 million in three cash installments, all due by March 31, 2005. Any late payment by Ariba of the settlement amount will result in an automatic revocation of Ariba's license rights, without refund.

As part of the agreement, ePlus has also obtained a cross-license to all Ariba patents, patent applications and foreign patent counterparts presently owned by Ariba, and any acquired by Ariba for three years after the settlement date.

The settlement grew out of a patent infringement action filed by ePlus on May 26, 2004. The ePlus patents involve electronic procurement, and the inventions allow end-users to perform a wide variety of functions, including, but not limited to:

     o perform electronic searches, selections and comparisons as well as review items in multiple supplier catalogs;
     o    find equivalent items and suitable replacements;
     o    generate purchase orders from multiple vendors; and
     o    electronically check inventory

ePlus was represented by a legal team of the Washington DC and McLean, Virginia offices of Hunton & Williams LLP, with lead attorneys Scott Robertson, Tom Cawley, and Jennifer Albert.

"The United States patent laws have promoted the development of new and useful technologies, like the ePlus patents, for over 200 years," said Scott Robertson, counsel for ePlus. "This jury finding shows that firms like ePlus can continue to innovate and invent with the assurance that their investment will be preserved, especially against willful infringers. It was courageous of ePlus to take on a competitor in the marketplace and stand up for what they believed was right."

About ePlus inc.

A leading provider of Enterprise Cost Management, ePlus provides a comprehensive solution to reduce the costs of purchasing, owning, and financing goods and services. ePlus Enterprise Cost Management (eECM) packages business process outsourcing, eProcurement, asset management, product and catalog content management, supplier enablement, strategic sourcing, financial services and document access and collaboration into a single integrated solution, all based on ePlus' leading business application software. The company is headquartered in Herndon, VA, and has more than 30 locations in the U.S and Canada. For more information, visit www.eplus.com, call 888-482-1122 or email info@eplus.com.

ePlus, ePlus Enterprise Cost Management, eECM and/or other ePlus products referenced herein are either registered trademarks or trademarks of ePlus inc. in the U.S. and/or other countries. The names of actual companies and products mentioned herein may be the trademarks of their respective owners

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release, which are not historical facts, may be deemed to be "forward-looking statements". Actual and anticipated future results may vary due to certain risks and uncertainties, including, without limitation, the existence of demand for, and acceptance of, our services; our ability to adapt our services to meet changes in market developments; the impact of competition in our markets; the possibility of defects in our products or catalog content data; our ability to hire and retain sufficient personnel; our ability to protect our intellectual property; the creditworthiness of our customers; our ability to raise capital and obtain non-recourse financing for our transactions; our ability to realize our investment in leased equipment; our ability to reserve adequately for credit losses; fluctuations in our operating results; our reliance on our management team; and other risks or uncertainties detailed in our Securities and Exchange Commission filings.

        Contact:      Kleyton Parkhurst, SVP
                      ePlus inc.
                      kparkhurst@eplus.com
                      703-984-8150